UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2013

SOUTHEASTERN BANK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-24172	58-2005097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 Wheeler Road
Augusta, Georgia 30909

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  (706) 738-6990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 24, 2013, Southeastern Bank Financial Corporation (the “Company”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.
The Company’s Board of Directors was reelected in its entirety for a term of one year beginning on the date of the Annual Meeting and continuing thereafter until the next annual meeting of shareholders and until his or her successor has been elected and qualified.  The table below contains a summary of the number of votes for and votes withheld for each nominated director.

	Votes For	Votes Withheld	Broker Non-Votes
William J. Badger	5,422,533	800	0

R. Daniel Blanton	5,423,308	25	0

W. Marshall Brown	5,422,533	800	0

Patrick D. Cunning	5,423,308	25	0

Warren A. Daniel	5,423,308	25	0

Edward G. Meybohm	5,423,308	25	0

Robert W. Pollard, Jr.	5,421,833	1,500	0

Larry S. Prather, Sr.	5,422,533	800	0

Randolph R. Smith, M.D.	5,421,433	1,900	0

Ronald L. Thigpen	5,423,231	102	0

John W. Trulock, Jr.	5,422,533	800	0

2.	The shareholders adopted, on a non-binding, advisory basis, a proposal approving the compensation of the Company’s named executive officers by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,368,818	36,534	17,981	0

3.
The shareholders adopted, on a non-binding, advisory basis, a recommendation as to the frequency of  a non-binding, advisory shareholder vote on the compensation of the Company’s named executive officers by the votes set forth in the table below:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
438,865	163,399	4,803,025	18,044	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHEASTERN BANK FINANCIAL CORPORATION
(Registrant)

Dated: April 25, 2013	By:	/s/ Darrell R. Rains
Darrell R. Rains
Chief Financial Officer

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